CIRCOR Reports First-Quarter 2021
Financial Results     Exhibit 99.1

Burlington, MA – May 12, 2021

CIRCOR International, Inc. (NYSE: CIR), one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets, today announced GAAP and adjusted financial results for the first quarter ended April 4, 2021.

First Quarter 2021 Overview:
•Strong orders of $227 million, up 35% sequentially, with improvement across end markets
•Orders up 9% reported and 7% organically
◦Industrial orders of $154 million, up 13% reported and 11% organically
◦Aerospace & Defense orders of $73 million, up 1% reported and flat organically
•Revenue of $181 million, down (6)% reported and (8)% organically
◦Industrial revenue of $121 million, down (5)% reported and (6)% organically
◦Aerospace & Defense revenue of $60 million, down (8)% reported and (10)% organically
•GAAP operating margin of 0.2%; Adjusted operating margin of 6.9%, up 110 bps
•GAAP loss per share of $(0.35); Adjusted earnings per share of $0.24, up 20%
•GAAP operating cash flow of $(18) million; Free cash flow of $(21) million, up 23%

CIRCOR President and CEO Scott Buckhout said, “Our team delivered solid first quarter 2021 results highlighted by sequential orders growth of 35%. Notably, we secured several large orders in our Defense business and saw recovery across virtually all industrial end markets. We are well positioned to deliver our 2021 commitments."

Mr. Buckhout continued, "We continue to make progress on our strategic priorities. With eight new product launches in the first quarter, we are on track to deliver 45 new products in 2021 that will further improve our product line vitality and support our long-term organic growth targets. In addition, we expect continued margin expansion and free cash flow improvement through the year as we drive value-based pricing, and further improve our operations using the CIRCOR Operating System.”

Mr. Buckhout concluded, "With our $421 million backlog, we’re confident that we will deliver the high end of our 2021 organic revenue growth and adjusted EPS guidance provided in March. Going forward, we continue to focus on creating long-term value for shareholders by positioning the Company for growth, expanding margins, generating strong free cash flow, and de-levering the balance sheet”."

2Q'21 Guidance Update

In the second quarter of 2021, CIRCOR expects reported revenue to increase from 0 to 2% and organic revenue to decline (2) - (4)%. On a reported basis, Industrial revenue is expected to grow 1 to 4% led by our shorter cycle businesses and Aerospace & Defense revenue is expected to decrease 0 to (5)% driven by continued lower demand in Commercial Aerospace and timing of Defense shipments. In both businesses, strong orders in the first quarter will lead to higher deliveries in the second half of 2021. In addition, CIRCOR expects adjusted EPS of $0.30 to $0.35 and free cash flow is expected to be breakeven to slightly negative.

2021 Guidance Update

For the full year of 2021, CIRCOR now expects organic revenue growth in the range of 2 to 4% (previously 0 to 4%) and Adjusted EPS of $2.10 to $2.30 (previously $2.00 to $2.20). This updated guidance reflects our latest view of the Industrial business, which is now expected to grow low to mid-single digits, and increased confidence in our Aerospace & Defense outlook. We continue to expect adjusted net income to free cash flow conversion to be 85% to 95% and will use 2021 free cash flow to deleverage CIRCOR.

Presentation slides that provide supporting information to this guidance and first-quarter results are posted on the “Investors” section of the Company’s website and will be discussed during the conference call at 9:00 a.m. ET today.

Conference Call Information
CIRCOR International will hold a conference call to review its financial results at 9:00 a.m. ET today, May 12, 2021. To listen to the live conference call and view the accompanying presentation slides, please visit “Webcasts & Presentations” in the “Investors” portion of CIRCOR’s website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. Participants are encouraged to dial in to the call at least 15 minutes prior to the start time. The webcast will be archived on the Company’s website for one year.

Selected Preliminary Consolidated Results

($ millions except EPS)	Q1 2021	Q1 2020	Change
Revenue	$180.7	$192.2	-6%
Revenue - excluding divested businesses[1]	180.7	187.3	-4%
GAAP operating (loss) income	0.4	(73.4)	101%
Adjusted operating income[2]	12.4	11.1	12%
GAAP operating margin	0.2%	(38.2)%	3840 bps
Adjusted operating margin[2]	6.9%	5.8%	110 bps
Adjusted operating margin ex divestitures[2]	6.9%	5.9%	100 bps
GAAP loss per share (diluted)	$(0.35)	$(3.96)	91%
Adjusted earnings per share (diluted)[2]	$0.24	$0.20	20%
Operating cash flow	(17.7)	(23.9)	26%
Free cash flow[3]	(21.1)	(27.4)	23%
Orders	226.7	208.5	9%
Orders - excluding divested businesses[1]	226.7	204.0	11%

Segment Results

($ in millions)	Q1 2021	Q1 2020	Change
Aerospace & Defense
Revenue	$60.0	$65.5	-8%
Segment operating income	10.7	12.5	-14%
Segment operating margin	17.8%	19.1%	-130 bps
Orders	73.0	72.0	1%

Industrial
Revenue	$120.7	$126.7	-5%
Revenue - excluding divested businesses[1]	120.7	121.8	-1%
Segment operating income	9.7	5.2	88%
Segment operating margin (adjusted)	8.1%	4.2%	380 bps
Orders	153.7	136.4	13%
Orders - excluding divested businesses[1]	153.7	132.0	16%

1.Orders and revenue excluding divested businesses are non-GAAP measures and are calculated by subtracting the orders and revenues generated by the divested businesses during the periods prior to their divestiture from reported orders and revenues. Divested businesses include Instrumentation & Sampling (all Industrial) which was sold during Q1 2020.
2.Adjusted consolidated and segment results for Q1 2021 exclude net loss from discontinued operations of $0.2 million and net loss from non-cash acquisition-related intangible amortization, special and restructuring charges totaling $12.1 million. These charges include: (i) $12.9 million for non-cash acquisition-related intangible amortization and depreciation expense; and (ii) $0.8 million of other special and restructuring recoveries. Adjusted consolidated and segment results for Q1 2020 exclude income from discontinued operations of $9.2 million and net loss from non-cash acquisition-related intangible amortization, special and restructuring charges and goodwill impairment charge totaling $84.5 million ($92.2 million, net of tax). These charges include: (i) $11.2 million charge for non-cash acquisition-related intangible amortization and depreciation expense; (ii) $2.4 million of professional fees associated with an unsolicited tender offer to acquire all outstanding shares of the Company’s common stock; (iii) $53.2 million net gain from the divestiture of our Instrumentation & Sampling business; (iv) $3.5 million amortization of debt issuance fee; (v) $4.4 million of other special and restructuring charges; and (vi) $116.2 million goodwill impairment charge related to our Industrial segment.
3.Free cash flow is a non-GAAP financial measure and is calculated by subtracting GAAP capital expenditures, net of proceeds from asset sales, from GAAP operating cash flow.

Use of Non-GAAP Financial Measures
Adjusted operating income, adjusted operating margin, adjusted net income, adjusted earnings per share (diluted), EBITDA, adjusted EBITDA, net debt, free cash flow and organic growth (and such measures further excluding discontinued operations) are non-GAAP financial measures. These non-GAAP financial measures are used by management in our financial and operating decision making because we believe they reflect our ongoing business and facilitate period-to-period comparisons. We believe these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s current operating performance and future prospects in the same manner as management does, if they so choose. These non-GAAP financial measures also allow investors and others to compare the Company’s current financial results with the Company’s past financial results in a consistent manner. For example:
We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.
We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory and fixed-asset step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs.
We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives up to 25 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.
We also exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements. We exclude the results of discontinued operations.
We exclude goodwill impairment charges. We exclude these costs because we do not believe they are indicative of our normal operating costs.
Due to the significance of recently sold businesses and to provide a comparison of changes in our orders and revenue, we also discuss these changes on an “organic” basis. Organic is calculated assuming the divestitures completed prior to April 4, 2021 were completed on January 1, 2020 and excluding the impact of changes in foreign currency exchange rates.
CIRCOR’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s operating performance and comparing such performance to that of prior periods and to the performance of our peers. We use such measures when publicly providing our business outlook, assessing future earnings potential, evaluating potential acquisitions and dispositions and in our financial and operating decision-making process, including for compensation purposes.
Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with accounting principles generally accepted in the United States. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is included in this news release.

Safe Harbor Statement
This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions, which are predictions of or indicate future events and trends and which do not relate to historical matters, identify forward-looking statements, although not all forward-looking statements are accompanied by such words. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Forward-looking statements, including statements about outlook for the fourth quarter, the expected and potential direct or indirect impacts of the COVID-19 pandemic on our business, the realization of cost reductions from restructuring activities and expected synergies, the number of new product launches and future cash flows from operating activities, involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the duration and severity of the COVID-19 pandemic and its impact on the global economy; changes in the price of and demand for oil and gas in both domestic and international markets; any adverse changes in governmental policies; variability of raw material and component pricing; changes in our suppliers’ performance; fluctuations in foreign currency exchange rates; changes in tariffs or other taxes related to doing business internationally; our ability to hire and retain key personnel; our ability to operate our manufacturing facilities at efficient levels including our ability to prevent cost overruns and reduce costs; our ability to generate increased cash by reducing our working capital; our prevention of the accumulation of excess inventory; our ability to successfully implement our divestiture; restructuring or simplification strategies; fluctuations in interest rates; our ability to successfully defend product liability actions; as well as the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, natural disasters, terrorist attacks and other similar matters. We advise you to read further about these and other risk factors set forth in Part II, Item 1A of this Quarterly Report on Form 10-Q and Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2020, which is filed with the Securities and Exchange Commission ("SEC") and is available on the SEC's website at www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.
CIRCOR International is one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets. The Company has a product portfolio of market-leading brands serving its customers’ most demanding applications.  CIRCOR markets its solutions directly and through various sales partners to more than 14,000 customers in approximately 100 countries.  The Company has a global presence with approximately 3,200 employees and is headquartered in Burlington, Massachusetts. For more information, visit the Company’s investor relations website at http://investors.circor.com.

Contact:
Alex Maki
Vice President - FP&A and Investor Relations
CIRCOR International
(781) 270-1200

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended
	April 4, 2021	March 29, 2020

Net revenues	$180,655	$192,213
Cost of revenues	124,574	132,170
Gross profit	56,081	60,043
Selling, general and administrative expenses	56,504	59,558
Goodwill impairment charge	—	116,182
Special and restructuring charges (recoveries), net	(809)	(42,292)
Operating income (loss)	386	(73,405)
Other expense (income), net:
Interest expense, net	8,369	9,011
Other expense (income), net	(1,503)	(2,680)
Total other expense, net	6,866	6,331
(Loss) income from continuing operations before income taxes	(6,480)	(79,736)
Provision for (benefit from) income taxes	400	8,374
(Loss) income from continuing operations, net of tax	(6,880)	(88,110)
Income (loss) from discontinued operations, net of tax	(239)	9,162
Net loss	$(7,119)	$(78,948)

Basic income (loss) per common share:
Basic from continuing operations	$(0.34)	$(4.42)
Basic from discontinued operations	$(0.01)	$0.46
Net loss	$(0.35)	$(3.96)
Diluted income (loss) per common share:
Diluted from continuing operations	$(0.34)	$(4.42)
Diluted from discontinued operations	$(0.01)	$0.46
Net loss	$(0.35)	$(3.96)

Weighted average number of common shares outstanding:
Basic	20,054	19,935
Diluted	20,054	19,935

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended
	April 4, 2021	March 29, 2020
OPERATING ACTIVITIES
Net loss	$(7,119)	$(78,948)
Loss from discontinued operations, net of income taxes	(239)	9,162
Loss from continuing operations	(6,880)	(88,110)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	6,509	5,121
Amortization	10,696	10,611
Provision for bad debt expense	(254)	5,802
Write down of inventory	129	343
Compensation expense for share-based plans	1,402	608
Amortization of debt issuance costs	995	4,513
Deferred tax provision	823	—
Goodwill impairment charge	—	116,182
(Gain) loss on sale of businesses	(1,947)	(54,356)
Changes in operating assets and liabilities, net of effects of acquisition and disposition:
Trade accounts receivable	(3,793)	(1,550)
Inventories	(8,055)	(13,365)
Prepaid expenses and other assets	(15,332)	(5,507)
Accounts payable, accrued expenses and other liabilities	(1,360)	1,081
Net cash (used in) provided by continuing operating activities	(17,067)	(18,627)
Net cash used in discontinued operating activities	(636)	(5,320)
Net cash used in operating activities	(17,703)	(23,947)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(3,394)	(3,412)
Proceeds from sale of property, plant and equipment	2	—
Proceeds from the sale of business	7,193	169,773
Proceeds from beneficial interest of factored receivables	812	599
Net cash provided by continuing investment activities	4,613	166,960
Net cash used in discontinued investing activities	—	68
Net cash provided by investing activities	4,613	167,028
FINANCING ACTIVITIES
Proceeds from long-term debt	63,500	129,325
Payments of long-term debt	(46,500)	(180,891)
Withholding tax payments on restricted and performance stock units converted	(3,274)	—
Proceeds from the exercise of stock options	151	118
Net cash provided by (used) in financing activities	13,877	(51,448)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,545)	(5,389)
(DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(758)	86,244
Cash, cash equivalents, and restricted cash at beginning of period	77,696	85,727
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$76,938	$171,971

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(in thousands) (unaudited)

	April 4, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$75,680	$76,452
Trade accounts receivable, less allowance for doubtful accounts of $8,585 and $9,035 at April 4, 2021 and December 31, 2020, respectively	105,607	102,730
Inventories	135,291	129,084
Prepaid expenses and other current assets	103,632	93,226
Assets held for sale	—	5,073
Total Current Assets	420,210	406,565
PROPERTY, PLANT AND EQUIPMENT, NET	163,431	168,763
OTHER ASSETS:
Goodwill	156,917	158,944
Intangibles, net	337,864	353,595
Deferred income taxes	781	779
Other assets	43,999	41,882
TOTAL ASSETS	$1,123,202	$1,130,528
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$67,126	$61,236
Accrued expenses and other current liabilities	67,059	75,624
Accrued compensation and benefits	31,338	28,332
Total Current Liabilities	165,523	165,192
LONG-TERM DEBT	525,573	507,888
DEFERRED INCOME TAXES	27,071	28,980
PENSION LIABILITY, NET	156,746	163,642
OTHER NON-CURRENT LIABILITIES	52,183	58,785
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 29,000,000 shares authorized; 21,543,496 and 21,373,813 issued at April 4, 2021 and December 31, 2020 respectively	216	214
Additional paid-in capital	451,858	452,728
(Accumulated deficit) retained earnings	(93,580)	(86,461)
Common treasury stock, at cost (1,372,488 shares at April 4, 2021 and December 31, 2020)	(74,472)	(74,472)
Accumulated other comprehensive loss, net of tax	(87,916)	(85,968)
Total Shareholders' Equity	196,106	206,041
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,123,202	$1,130,528

CIRCOR INTERNATIONAL, INC.
Summary of Orders and Backlog
(in millions) (unaudited)

	Three Months Ended
	April 4, 2021	March 29, 2020

ORDERS (1)
Aerospace & Defense	$73.0	$72.0
Industrial	153.7	136.4
Total Orders	$226.7	$208.5

	April 4, 2021	March 29, 2020
BACKLOG (2)
Aerospace & Defense	$194.7	$199.0
Industrial	226.4	222.2
Total Backlog	$421.1	$421.2

Note 1: Orders do not include the foreign exchange impact due to the re-measurement of customer backlog amounts denominated in foreign currencies. Orders for the three months ended March 29, 2020 include orders from businesses divested prior to March 29, 2020 of $4.4 million.

Note 2: Backlog includes unshipped customer orders for which revenue has not been recognized.

CIRCOR INTERNATIONAL, INC.
Segment Information
(in thousands, except percentages)
UNAUDITED

	2020					2021
As reported	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR
ORDERS
Aerospace & Defense	$72,031	$76,616	$59,105	$46,796	$254,548	$72,999
Industrial	136,443	116,023	107,453	121,690	481,609	153,695
Total	$208,474	$192,639	$166,558	$168,486	$736,157	$226,693

NET REVENUES
Aerospace & Defense	$65,493	$62,241	$62,249	$77,839	$267,822	$60,001
Industrial	126,720	123,825	124,391	130,513	505,449	120,654
Total	$192,213	$186,066	$186,640	$208,352	$773,271	$180,655

SEGMENT OPERATING INCOME
Aerospace & Defense	$12,494	$13,142	$14,782	$18,675	$59,093	$10,706
Industrial	5,169	12,406	9,807	12,441	39,823	9,735
Corporate expenses	(6,588)	(9,664)	(7,244)	(7,789)	(31,285)	(8,002)
Total	$11,075	$15,884	$17,345	$23,327	$67,631	$12,439

SEGMENT OPERATING MARGIN %
Aerospace & Defense	19.1%	21.1%	23.7%	24.0%	22.1%	17.8%
Industrial	4.1%	10.0%	7.9%	9.5%	7.9%	8.1%
Total	5.8%	8.5%	9.3%	11.2%	8.7%	6.9%

	2020					2021
Results of divested businesses (1)	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR
ORDERS - Industrial	$4,449	$—	$—	$—	$4,449	$—
NET REVENUES - Industrial	$4,900	$—	$—	$—	$4,900	$—
SEGMENT OP. INC. -Industrial	$—	$—	$—	$—	$—	$—

CIRCOR INTERNATIONAL, INC.
Supplemental Information Regarding Divested Businesses
(in thousands, except percentages) (unaudited)

	2020					2021
Results excluding divested businesses	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR
ORDERS
Aerospace & Defense	$72,031	$76,616	$59,105	$46,796	$254,548	$72,999
Industrial	131,994	116,023	107,453	121,690	477,160	153,695
Total	$204,025	$192,639	$166,558	$168,486	$731,708	$226,693

NET REVENUES
Aerospace & Defense	$65,493	$62,241	$62,249	$77,839	$267,822	$60,001
Industrial	121,820	123,825	124,391	130,513	500,549	120,654
Total	$187,313	$186,066	$186,640	$208,352	$768,371	$180,655

SEGMENT OPERATING INCOME
Aerospace & Defense	$12,494	$13,142	$14,782	$18,675	$59,093	$10,706
Industrial	5,169	12,406	9,807	12,441	39,823	9,735
Corporate expenses	(6,588)	(9,664)	(7,244)	(7,789)	(31,285)	(8,002)
Total	$11,075	$15,884	$17,345	$23,327	$67,631	$12,439

SEGMENT OPERATING MARGIN %
Aerospace & Defense	19.1%	21.1%	23.7%	24.0%	22.1%	17.8%
Industrial	4.2%	10.0%	7.9%	9.5%	8.0%	8.1%
Total	5.9%	8.5%	9.3%	11.2%	8.8%	6.9%

(1) Divested businesses are related to the Industrial Segment and include Instrumentation & Sampling. Distributed Valves are discontinued operations and not reflected in the As Reported figures in accordance with US GAAP.

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2020					2021
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR

Net Cash (Used In) Provided By Operating Activities	$(23,947)	$(24,883)	$2,465	$23,641	$(22,724)	$(17,703)
LESS
Capital expenditures, net of sale proceeds (a)	3,412	3,527	2,330	3,275	12,544	3,392
FREE CASH FLOW	$(27,359)	$(28,410)	$135	$20,366	$(35,268)	$(21,095)

Gross Debt	$602,288	$592,038	$540,463	$519,938	$519,938	$536,938
Less: Cash & Cash equivalents	170,861	125,421	72,772	76,452	76,452	75,680
GROSS DEBT, NET OF CASH	$431,427	$466,617	$467,691	$443,486	$443,486	$461,258

TOTAL SHAREHOLDERS' EQUITY	$290,845	$273,351	$220,814	$206,041	$206,041	$196,106

GROSS DEBT AS % OF EQUITY	207%	217%	245%	252%	252%	274%
GROSS DEBT, NET OF CASH AS % OF EQUITY	148%	171%	212%	215%	215%	235%

(a) includes capital expenditures, net of sales proceeds of discontinued operations

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2020					2021
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR
NET (LOSS) INCOME	$(78,948)	$(34,092)	$(58,524)	$(13,934)	$(185,498)	$(7,119)
LESS:
Restructuring related inventory charges	(602)	—	351	—	(251)	—
Restructuring charges, net	2,883	588	502	972	4,945	2,060
Acquisition amortization	10,218	10,681	10,625	10,939	42,463	10,487
Acquisition depreciation	974	980	1,011	1,021	3,986	2,375
Special (recoveries) charges, net	(45,175)	5,019	436	473	(39,247)	(2,869)
Goodwill Impairment charge	116,182	—	—	—	116,182	—
Income tax impact	7,704	(22,549)	53,240	13,125	51,521	(335)
Net loss (income) from discontinued operations	(9,162)	43,848	(341)	795	35,140	239
ADJUSTED NET INCOME	$4,074	$4,475	$7,300	$13,390	$29,240	$4,838

(LOSS) EARNINGS PER COMMON SHARE (Diluted)	$(3.96)	$(1.68)	$(2.93)	$(0.70)	$(9.28)	$(0.35)
LESS:
Restructuring related inventory charges	(0.03)	—	0.02	—	(0.01)	—
Restructuring charges, net	0.14	0.03	0.02	0.05	0.25	0.10
Acquisition amortization	0.51	0.53	0.53	0.55	2.13	0.52
Acquisition depreciation	0.05	0.05	0.05	0.05	0.20	0.12
Special (recoveries) charges, net	(2.27)	0.25	0.02	0.02	(1.96)	(0.14)
Impairment charge	5.83	—	—	—	5.81	—
Income tax impact	0.39	(1.11)	2.66	0.66	2.58	(0.02)
Earnings (Loss) per share from discontinued operations	(0.46)	2.16	(0.02)	0.04	1.76	0.01
ADJUSTED EARNINGS PER SHARE (Diluted)	$0.20	$0.22	$0.36	$0.66	$1.43	$0.24

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2020					2021
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR

NET (LOSS) INCOME	$(78,948)	$(34,092)	$(58,524)	$(13,934)	$(185,498)	$(7,119)
LESS:
Interest expense, net	9,011	8,486	8,202	8,520	34,219	8,369
Depreciation	5,121	4,958	4,802	5,504	20,385	6,509
Amortization	10,516	10,976	10,925	11,245	43,662	10,696
Provision for income taxes	8,374	(21,769)	54,318	15,299	56,222	400
Loss (income) from discontinued operations	(9,162)	43,847	(341)	795	35,140	239
EBITDA	$(55,088)	$12,406	$19,383	$27,429	$4,130	$19,094
LESS:
Restructuring related inventory charges (recoveries)	(602)	—	351	—	(251)	—
Restructuring charges, net	2,883	588	502	972	4,945	2,060
Special (recoveries) charges, net	(45,175)	5,019	436	473	(39,247)	(2,869)
Goodwill impairment charge	116,182	—	—	—	116,182	—
ADJUSTED EBITDA	$18,200	$18,013	$20,671	$28,873	$85,758	$18,285

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2020					2021
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR

GAAP OPERATING INCOME (LOSS)	$(73,405)	$(1,384)	$4,420	$9,923	$(60,446)	$386
LESS:
Restructuring related inventory charges (recoveries)	(602)	—	351	—	(251)	—
Amortization of inventory step-up	—	—	—	—	—	—
Restructuring charges, net	2,883	588	502	972	4,945	2,060
Acquisition amortization	10,218	10,681	10,625	10,939	42,463	10,487
Acquisition depreciation	974	980	1,011	1,021	3,986	2,375
Special (recoveries) charges, net	(45,175)	5,019	436	473	(39,247)	(2,869)
Goodwill impairment charge	116,182	—	—	—	116,182	—
ADJUSTED OPERATING INCOME	$11,075	$15,884	$17,345	$23,327	$67,631	$12,439

GAAP OPERATING MARGIN	(38.2)%	(0.7)%	2.4%	4.8%	(7.8)%	0.2%
LESS:
Restructuring related inventory charges (recoveries)	(0.3)%	—%	0.2%	—%	—%	—%
Amortization of inventory step-up	—%	—%	—%	—%	—%	—%
Restructuring charges, net	1.5%	0.3%	0.3%	0.5%	0.6%	1.1%
Acquisition amortization	5.3%	5.7%	5.7%	5.3%	5.5%	5.8%
Acquisition depreciation	0.5%	0.5%	0.5%	0.5%	0.5%	1.3%
Special (recoveries) charges, net	(23.5)%	2.7%	0.2%	0.2%	(5.1)%	(1.6)%
Goodwill impairment charge	60.4%	—%	—%	—%	15.0%	—%
ADJUSTED OPERATING MARGIN	5.8%	8.5%	9.3%	11.2%	8.7%	6.9%